UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2012

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On December 7, 2012, Juniper Networks, Inc. (the "Company") entered into an acquisition agreement to acquire Contrail Networks Inc. ("Contrail") in a cash and stock transaction for approximately $176 million. Upon consummation of the acquisition of Contrail, the Company will pay cash in the amount of approximately $57.5 million, net of consideration for Contrail shares already owned by the Company. The Company has also agreed to issue up to an aggregate of 5,819,148 shares of its common stock to the stockholders of Contrail as the remaining portion of the consideration for all of the outstanding equity of Contrail, upon the consummation of the acquisition. The final number of shares of the Company’s common stock to be issued in connection with the acquisition is subject to adjustment based on (i) purchase price adjustment provisions, (ii) continuing service obligations to the Company of certain stockholders of Contrail, and (iii) indemnification obligations of Contrail stockholders after the closing of the acquisition.

The proposed issuance of shares of the Company’s common stock to stockholders of Contrail in accordance with the terms and subject to the conditions set forth in the acquisition agreements will be made in reliance on the private offering exemption of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) representations obtained from the stockholders of Contrail with respect to their status as accredited investors, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities coupled with investment representations obtained from the stockholders of Contrail being issued common stock of the Company.

Item 7.01 Regulation FD Disclosure.

On December 12, 2012, the Company announced via a blog posting on its website the pending acquisition of Contrail. The blog posting reads as follows:

JUNIPER NETWORKS TO ACQUIRE CONTRAIL
By Bob Muglia
EVP, Software Solutions Division

We’ve entered into an agreement to acquire Contrail, a Santa Clara, California-based software networking startup founded in early 2012, and we anticipate closing before the end of the year. With this acquisition, Juniper gains SDN technology that augments our portfolio of products and services. As a strategic investor earlier this year, we recognized the inherent advantages of Contrail’s architectural approach and we are excited to take this next step to acquire and combine Contrail into our team.

The Company routinely posts information about the Company on its website, including its corporate blogs.

The information provided in Item 3.02 on this Form 8-K is incorporated herein by reference in its entirety.

The information furnished in this Item 7.01 on this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

December 12, 2012	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Executive Vice President and General Counsel